                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             HYCOR BIOMEDICAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                          HYCOR BIOMEDICAL INC.
                                                          7272 Chapman Avenue
[HYCOR LOGO]                                              Garden Grove, CA 92841
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hycor Biomedical Inc. to be held at its corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841 on June 14, 2000 at 9 a.m., for the following purposes:

        1. To elect the seven nominees as directors to serve for the ensuing year and until their successors are duly elected and qualified;

        2.  To approve the 2000 Employee Stock Purchase Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 20, 2000 are entitled to notice of and to vote at the Meeting. A list of stockholders will be available for inspection at the Meeting and, for ten days prior thereto, at Hycor's corporate offices.

        Your attention is directed to the proxy statement submitted with this notice.


                                             By order of the Board of Directors


                                             Reginald P. Jones
                                             Secretary


Garden Grove, California
April 25, 2000


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                              HYCOR BIOMEDICAL INC.
                               7272 CHAPMAN AVENUE
                       GARDEN GROVE, CALIFORNIA 92841-2103

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000

        This Proxy is solicited by the Board of Directors of Hycor Biomedical Inc. ("Hycor") for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on June 14, 2000, at Hycor's corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841-2103 at 9 a.m. and at any adjournments thereof. The Annual Meeting is held for the following purposes: (1) to elect seven directors; (2) to approve the 2000 Employee Stock Purchase Plan; and (3) to transact such other business as may properly come before the meeting. This Proxy Statement and the enclosed proxy are being sent or given to stockholders on or about April 25, 2000.

        Hycor will bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers or employees of Hycor. The Annual Report of Hycor, including financial statements for the year ended December 31, 1999, is enclosed with this Proxy Statement.

Information About the Annual Meeting

                             RECORD DATE AND VOTING

        The Board of Directors of Hycor fixed April 20, 2000, as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, Hycor had outstanding 7,387,628 shares of Common Stock. Each share of Common Stock entitles the record holder to one vote on all matters.

                                 VOTING BY PROXY

        All shares represented by a properly executed proxy received in time for the Annual Meeting and not revoked will be voted as directed. If no directions are specified, the shares represented by such proxy will be voted (i) "FOR" the election of the Board of Directors' seven nominees for director; (ii) "FOR" approval of the 2000 Employee Stock Purchase Plan; and (iii) at the discretion of the persons named as proxies on all other matters which may properly come before the Annual Meeting, although Hycor does not presently know of any other such business.

                                REVOKING A PROXY

        Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of Hycor of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may revoke his proxy and vote in person if he so desires.

                                QUORUM AND VOTING

        A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting on each of the proposals (other than the election of directors) is required for the adoption or ratification for each proposal.

                   EFFECT OF BROKER NON-VOTES AND ABSTENTIONS

        Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

        Seven directors are to be elected to serve as members of the Board of Directors until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If at the time of the Annual Meeting of Stockholders any of such nominees should be unable to serve, the persons named in the Proxy will vote for the election of such person or persons as may be designated by the present Board of Directors; alternatively, the Board of Directors may reduce the number of authorized directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL SEVEN NOMINEES.

Nominees for Election as Directors


                                    Year
                                    First         Principal Occupation and Other
Name                                Elected       Information Concerning Nominee
----                                -------       ------------------------------
Samuel D. Anderson                  1987          Chairman of the Board since July 1998, Hycor
Age 64                                            Biomedical Inc.; general business consultant since
                                                  May 1991; President, Trancel Corporation (a
                                                  pharmaceutical company) from March 1990 until
                                                  April 1991; Director from March 1984 until
                                                  December 1991, Chairman of the Board from October
                                                  1988 to March 1990, President and Chief Executive
                                                  Officer from March 1984 to October 1988, Alpha
                                                  Therapeutics Corporation (a pharmaceutical
                                                  company).

J. David Tholen                     1998          President and Chief Executive Officer since July
Age 55                                            1998, Executive Vice President from January 1998
                                                  until July 1998, Hycor Biomedical Inc.; general
                                                  business consultant from December 1996 until
                                                  January 1998; President and Chief Executive
                                                  Officer, Murex International (a medical diagnostic
                                                  company) from June 1994 until December 1996.


                                    Year
                                    First         Principal Occupation and Other
Name                                Elected       Information Concerning Nominee
----                                -------       ------------------------------
David S. Gordon                     1981          General business consultant since March 1999;
Age 58                                            Senior Vice President, Medical Affairs, from April
                                                  1997 to March 1999, Aronex Pharmaceuticals, Inc.
                                                  (a pharmaceutical company); Vice President,
                                                  Business Development, Physician Reliance Network,
                                                  Inc. (a physician practice management company)
                                                  from October 1995 until December 1996; Vice
                                                  President, U.S. Clinical Research, The Liposome
                                                  Company (a pharmaceutical company) from March 1993
                                                  until September 1995; Director, Clinical
                                                  Research-Hematologics, R. W. Johnson
                                                  Pharmaceutical Research Institute (a
                                                  pharmaceutical company) from November 1990 until
                                                  February 1993; Chairman of the Board from April
                                                  1981 to September 1990, Chief Scientific Officer
                                                  from February 1985 to November 1990, Chief
                                                  Executive Officer from April 1981 to February
                                                  1985, Hycor Biomedical Inc.

Reginald P. Jones                   1986          Senior Vice President since January 1988, Chief
Age 53                                            Financial Officer since May 1985, Secretary since
                                                  June 1985, Treasurer since January 1982, Hycor
                                                  Biomedical Inc.

James R. Phelps                     1984          Partner, Hyman, Phelps and McNamara, P.C. (a law
Age 61                                            firm) since January 1980.

Richard E. Schmidt                  1996          Chairman from September 1991 to February 1998,
Age 68                                            Chief Executive Officer and President from
                                                  September 1991 until June 1996, Newport
                                                  Corporation (a precision research equipment
                                                  company).

David A. Thompson                   1995          Chief Executive Officer, Diagnostics Marketing
Age 58                                            Strategy, Inc. (a marketing consulting firm) since
                                                  October 1996; President, Diagnostics Division, and
                                                  Senior Vice President, Diagnostic Operations,
                                                  Abbott Laboratories, Inc. (a pharmaceutical and
                                                  diagnostic company) from 1990 until June 1995;
                                                  various other executive positions with Abbott
                                                  Laboratories since 1964. Mr. Thompson is a
                                                  director of NABI (a biopharmaceutical company),
                                                  Tripath Inc. (an automated imaging company) and
                                                  Lifecell Corporation (an automated imaging
                                                  company).

Board Meeting Attendance and Committees

        The Board of Directors held a total of four meetings during 1999. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they served.

        The Compensation Committee of the Board, composed of Messrs. Thompson, Anderson and Phelps, acts for the Board in determining the executive compensation program with respect to salary, bonuses, benefits and other compensation matters. It also administers Hycor's stock option plans. This committee met once during 1999.

        The Audit Committee of the Board, composed of Messrs. Schmidt and Gordon, acts for the Board in overseeing Hycor's accounting practices, recommending the independent public accountants for appointment by the Board, monitoring the adequacy of internal accounting practices and reviewing significant changes in accounting policies. This committee met twice in 1999.

        The Nominating Committee, composed of Messrs. Gordon and Phelps, considers and makes recommendations to the full Board of Directors of individual candidates to be nominated by management for election to the Board of Directors at the Annual Meeting of Stockholders. This committee met once in 1999.

Compensation of Directors

        All non-employee directors receive an annual retainer of $9,000 and a fee of $500 for each Board, Audit and Compensation Meeting attended for services as directors of Hycor. Non-employee directors are reimbursed for reasonable travel expenses incurred in connection with each meeting attended.

        Each non-employee director is eligible to receive stock options under Hycor's Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan"), a non-discretionary formula stock option plan. Each director who is a non-employee director and who holds office immediately after Hycor's Annual Meeting of stockholders receives an option to purchase 6,000 shares of Common Stock. The Plan also provides an automatic one-time only grant of an option to purchase 4,000 shares of Common Stock to new non-employee directors on the date such director first assumes the duties of a director. The price per share at which an option may be exercised is the fair market value per share on the date the option is granted, and each option granted shall vest pro rata over a three-year period. In the event that Hycor enters into a merger (other than a merger in which Hycor is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of thirty days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

                      APPROVAL OF THE HYCOR BIOMEDICAL INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                                  (Proposal 2)

On February 25, 2000, the Board of Directors adopted the Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan. The Board believes that the Plan will be an important employee recruitment and retention tool and will further align the interests of employees with stockholders. If approved by stockholders, the Plan will authorize the issuance and the purchase by employees of up to 300,000 shares of Hycor's Common Stock through payroll deductions, subject to adjustment as provided in the Plan. The following summary of the Plan is qualified by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. All capitalized or quoted terms have the meanings set forth in the Plan.

Eligibility. Generally, all regularly employed Employees are eligible to participate in the Plan, although Hycor may impose an eligibility period of up to two years of employment before an Employee is eligible to participate and may exclude part-time Employees. Hycor also may impose other eligibility requirements consistent with Section 423(b) of the U.S. Internal Revenue Code.

Administration. The Plan will be administered by the Plan Committee, whose members are appointed by the Board of Directors. The Committee is authorized to establish rules for the administration of the Plan, to interpret the Plan and supervise its administration, to make determinations about Plan entitlements, to adopt sub-plans and to take other actions consistent with the delegation from the Board. The Board of Directors may, however, act in lieu of the Plan Committee on any matter.

Participation. Employees will enroll in the Plan by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an Employee's base cash pay, with any modifications determined by the Committee. No Employee is allowed to buy more than $25,000 of Common Stock in any calendar year, based on the Fair Market Value at the beginning of the Purchase Period in which the shares are purchased. An Employee may discontinue participation in the Plan at any time. An Employee's eligibility to participate in the Plan ends at termination of employment.

Offering. The Plan will be implemented by establishing Offering Periods of three months (or other periods as determined by the Committee), with the initial Offering Period anticipated to begin July 1, 2000. The Plan will terminate February 25, 2010.

Purchase Price. Employees who choose to participate in the Plan will receive an option to acquire Common Stock at a discount. Under the option, the purchase price of Common Stock is the lower of: (i) 85% of the Fair Market Value of the Common Stock on the first day of a Offering Period, or (ii) 85% on the last day of the Offering Period. The Fair Market Value will be determined by the Common Stock's closing price on the principal exchange where it is listed or traded.

Purchase of Stock. At the end of an Offering Period, a participant's option will be exercised automatically to purchase the number of shares of Common Stock that the Employee's accumulated payroll deductions will buy at the Purchase Price.

Payment and Delivery. Promptly after the exercise of an option, Hycor will deliver to the participant a record of the Common Stock purchased. The Committee may require that shares be held on deposit with a particular broker or agent.

Recapitalization. In the event any change is made in Hycor's capitalization, such as a recapitalization, stock split, or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without Hycor's receipt of consideration, appropriate adjustments will be made to the shares available in the Plan, the maximum number of shares and the price of the option.

Transferability. Options under the Plan cannot be voluntarily or involuntarily assigned. The shares of Common Stock acquired under the Plan will be freely transferable, except as otherwise determined by the Committee.

Amendment and Termination. The Board of Directors may amend or terminate the Plan, except that (i) any amendment shall be conditioned upon the approval of stockholders to the extent required under SEC Rule 16b-3 or Internal Revenue Code section 423, and (ii) material amendments or changes to existing grants must receive the consent of adversely affected participants, subject to exceptions listed in the Plan.

U.S. Federal Income Tax Consequences. Employees generally have tax consequences associated with participation in the Plan. In the U.S., no taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock acquired under the Plan. At that time, a participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the Purchase Period in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares on the purchase date over the Purchase Price (the "Discount") or (ii) the excess of the Fair Market Value of the shares at disposition over the Purchase Price. When shares are disposed of within two years of the beginning of the Purchase Price (in what is known as a "disqualifying disposition"), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a participant's death while owning shares acquired under the Plan, ordinary income must be recognized in the year of death as though the shares had been sold.

In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held less than 12 months is taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

Hycor is entitled to tax deductions in the U.S. for shares issued under the Plan only in the event of disqualifying dispositions. For disqualifying dispositions in the U.S., Hycor is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The Plan will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, which means that there will be no deductions for disqualifying dispositions by Hycor's Chief Executive Officer and four most highly paid other executive officers.

Stockholder Approval. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that approval of the Plan is in Hycor's best interests since it will facilitate Hycor's ability to attract, motivate, and retain employees, while aligning their interests with those of stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PLAN'S APPROVAL.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to shares of Common Stock of Hycor beneficially owned by (1) all persons known to Hycor to own beneficially more than 5% of Hycor's Common Stock; (2) each person who is a director or a nominee for director; (3) the chief executive officer and the four other most highly paid executive officers (the "named officers"); and
(4) all directors and executive officers of Hycor as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person specified is as supplied or confirmed by such person.

                                    Shares of Common Stock
                                    Beneficially Owned as       Percent of
Name                               of March 16, 2000(1)(10)      Class(1)
----                               ------------------------     ----------

Brinson Partners, Inc.                     528,300(2)               7.2
Dimensional Fund Advisors, Inc.            451,114(3)               6.1
Samuel D. Anderson                          84,000                  1.1
J. David Tholen                            165,742                  2.2
David S. Gordon                            255,964(4)               3.5
Reginald P. Jones                          317,963(5)               4.3
James R. Phelps                             72,215                   *
Richard E. Schmidt                          16,000                   *
David A. Thompson                           26,000                   *
Nelson F. Thune                            183,671(6)               2.5
Mary Jo Deal                                19,931(7)                *
Thomas M. Li                                15,455(8)                *
All executive officers and               1,156,941(9)              14.8
directors as a group
(10 persons)

Footnotes
-------------------------
    *   Indicates less than one percent.

   (1) Includes shares subject to stock options which the following have the right to acquire within sixty days of March 16, 2000; Mr. Anderson, 46,000 shares; Mr. Tholen, 51,525 shares; Dr. Gordon, 36,000 shares; Mr. Jones, 110,250 shares; Mr. Phelps, 36,000 shares; Mr. Schmidt, 16,000 shares; Mr. Thompson, 16,000 shares; Mr. Thune, 102,850 shares; Ms. Deal, 10,750 shares; Dr. Li, 15,000 shares; and all executive officers and directors as a group, 440,375 shares.

   (2) Brinson Partners, Inc. ("BPI"), 209 South LaSalle, Chicago, Illinois 60604, filed a joint amended Schedule 13G on or about February 4, 2000, on behalf of (i) itself, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; (ii) UBS Inc., a parent holding company of BPI; and (iii) UBS AG, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a parent holding company of which UBS Inc. is a wholly owned subsidiary. All such companies have shared voting and dispositive power over all shares.

-------------------------
   (3) Dimensional Fund Advisors, Inc. ("DFA"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, filed an amended schedule 13G on or about February 4, 2000, on behalf of itself, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. DFA has sole voting power over all shares.

   (4)  Includes 11,400 shares held by Dr. Gordon's wife and dependent children.

   (5) Includes 203,918 shares held by R. P. Jones and J. Jones as Trustees for the Jones Family Trust; and 3,795 shares held by Hycor's 401(k) Plan.

   (6)  Includes 3,452 shares held by Hycor's 401(k) Plan.

   (7)  Includes 245 shares held by Hycor's 401(k) Plan.

   (8)  Includes 455 shares held by Hycor's 401(k) Plan.

   (9)  Includes 7,947 shares held by Hycor's 401(k) Plan.

  (10) Under the terms of Hycor's 401(k) Plan, a committee of three persons has the power to direct the trustee to vote all shares held pursuant to the 401(k) Plan.

                               EXECUTIVE OFFICERS

        The following table identifies, and contains certain information concerning, Hycor's chief executive officer and the four most highly compensated executive officers as of the date of this Proxy Statement. Executive officers are appointed by and serve at the pleasure of the Board of Directors, subject to the relevant terms of their employment agreements. See "Executive Compensation - Employment Agreements."


Name                               Age            Information Concerning Officer
----                               ---            ------------------------------
J. David Tholen                    55             President and Chief Executive Officer since July 1998,
                                                  Executive Vice President from January 1998 until
                                                  July 1998, Hycor Biomedical Inc.; general business
                                                  consultant from December 1996 until January 1998;
                                                  President and Chief Executive Officer, Murex
                                                  International (a medical diagnostic company) from
                                                  June 1994 until December 1996.

Reginald P. Jones                  53             Senior Vice President since January 1988, Chief Financial
                                                  Officer since May 1985, Secretary since June 1985,
                                                  Treasurer since January 1982. Mr. Jones is also a
                                                  director of Hycor, a position which he has held
                                                  since 1986.

Nelson F. Thune                    54             Senior Vice President, Operations and Planning since
                                                  February 1991, Vice President, Operations from
                                                  January 1985 to February 1991.

Mary Jo Deal                       44             Vice President, Marketing since September 1997, Director of
                                                  Marketing from September 1995 to August 1997;
                                                  Marketing Manager from July 1993 to August 1995,
                                                  Technical Assistance Manager from July 1991 to
                                                  June 1993, Dade International, Inc. (a medical
                                                  products company).

Thomas M. Li                       53             Vice President, Research and Development since April 1995;
                                                  Senior Development Manager, Syva Company (a
                                                  medical diagnostic company) from January 1991 to
                                                  March 1995.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth information concerning compensation paid or accrued by Hycor to or on behalf of the named executive officers for services in all capacities to Hycor during Hycor's last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                          Long-Term
                                                        Compensation
                            Annual Compensation (1)        Awards
                           -------------------------    ------------
                                                         Securities
                                                         Underlying      All Other
Name and                          Salary       Bonus      Options/     Compensation
Principal Position         Year   ($)(2)        ($)       SARs (#)        ($)(3)
-----------------------------------------------------------------------------------
J. David Tholen (4)        1999   210,018     31,503           -0-          2,421
 President and CEO         1998   180,637        -0-       206,100            783

Reginald P. Jones          1999   195,146     29,272           -0-          2,876
 Senior Vice President,    1998   191,182        -0-        71,000          3,610
 CFO                       1997   182,736        -0-           -0-          4,805

Nelson F. Thune            1999   171,392     25,709           -0-          3,148
 Senior Vice President,    1998   167,918        -0-        49,400          3,333
 Operations & Planning     1997   160,507        -0-           -0-          4,673

Mary Jo Deal (5)           1999   155,168     23,275           -0-          3,011
 Vice President,           1998   135,210        -0-        35,000          2,256
 Marketing & Sales         1997   107,118        -0-           -0-          2,744

Thomas M. Li               1999   162,630     24,395           -0-          2,597
 Vice President            1998   168,700        -0-           -0-          3,951
 Research & Development    1997   157,140        -0-           -0-          3,968


Footnotes
----------------

(1) None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his reported annual salary and bonus.

(2) Includes employee deferrals under Hycor's Incentive Profit Sharing Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan").

(3)   Hycor contributions under the 401(k) Plan.

(4) Mr. Tholen became employed by Hycor in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July 1998.

(5) Ms. Deal became employed by Hycor in September 1995 and was promoted to an executive officer in September 1997.

Employment Agreements

        Hycor is a party to employment agreements with Messrs. Tholen, Jones, Thune, and Li and Ms. Deal, described below.

        Mr. Tholen is employed as President and Chief Executive Officer of Hycor pursuant to an employment agreement which commenced June 17, 1998, and provides for an annual base salary of $185,000. The term of the agreement is for two years and may be renewed upon mutually agreeable terms. In addition, under the terms of the agreement, in the event of the termination of Mr. Tholen's employment (other than on account of death or for cause as defined in the agreement), or Mr. Tholen's election to resign with good cause (as defined in the agreement), within two years after a change in control of Hycor, Mr. Tholen will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid to Tholen since his start of employment or for the prior three years. Such amount would be in addition to any other amounts otherwise payable to Mr. Tholen under any benefit plans of Hycor. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor's then outstanding securities or if specified changes in the composition of Hycor's Board of Directors occurs. Hycor can also terminate the agreement at any time "without cause" by paying Mr. Tholen a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Tholen's death or incapacity.

        Hycor also has entered into three-year employment agreements with Messrs. Jones, Thune, and Li and Ms. Deal under which each is employed as a Vice President of Hycor. These agreements, which commenced June 20, 1997 for Messrs. Jones, Thune and Li, and commenced September 1, 1997 for Ms. Deal, provide for base salaries of $184,100, $161,700, $158,600 and $120,000 per annum, respectively. Each agreement automatically renews for successive one-year terms unless written notice of either party's intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of the termination of employment (other than on account of death or for cause as defined in the agreement), or election to resign with good cause (as defined in the agreement), within two years after a change in control of Hycor, Messrs. Jones, Thune, or Li or Ms. Deal will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid the prior three years. Such amount would be in addition to any other amounts otherwise payable under any benefit plans of Hycor. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor's then outstanding securities or if specified changes in the composition of Hycor's Board of Directors occurs. Hycor can also terminate the agreement at any time "without cause" by paying a lump severance benefit equal to twelve months base salary at the time of termination. The agreement also provides for certain payments upon death or incapacity.

Stock Options

        The following table sets forth information, with respect to the named executive officers, concerning the grant of stock options under Hycor's stock option plans during the last fiscal year.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      NONE

The following table sets forth information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                  OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                    Number of Securities
                  Shares                           Underlying Unexercised                   Value of Unexercised
                 Acquired                              Options/SARs                       In-the-Money Options/SARs
                    on           Value             at Fiscal Year-End(#)                  at Fiscal Year-End ($)(1)
                 Exercise      Realized       -------------------------------         ---------------------------------
Name               (#)            ($)         Exercisable       Unexercisable         Exercisable         Unexercisable
----             --------      --------       -----------       -------------         -----------         -------------
J.D.Tholen         -0-            -0-            51,525             154,575              3,183               9,549

R.P.Jones          -0-            -0-           110,250             149,250              2,130               6,390

N.F.Thune          -0-            -0-           102,850              98,550              1,482               4,446

M.J.Deal           -0-            -0-             8,750              41,250                810               2,430

T.M.Li             -0-             0-            15,000              70,500                -0-                 -0-

--------------

(1) Calculated based upon the closing price of Common Stock at December 31, 1999, minus the option exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of Hycor's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follow shall not be deemed to be incorporated by reference into any such filings.

         The executive compensation program is administered by the Compensation Committee of Hycor's Board of Directors (the "Committee"), which is comprised of the outside directors of Hycor listed below. The Committee is responsible for all compensation matters applicable to Hycor's executive officers including developing, administering, and monitoring the compensation policies.

        In the past, the Committee has retained the services of an independent compensation-consulting firm to assist in its evaluation of the key elements of Hycor's compensation program. The Committee reviews surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals and in its evaluations of the particular needs of Hycor and each executive's performance.

        Compensation and Overall Objectives. The general goals and objectives of Hycor's compensation program are to:

        o Provide incentives for Hycor's management to create value for Hycor's stockholders;

        o To attract, retain, and motivate a quality, performance-oriented management team;

        o Position executive compensation at the median levels when compared to companies with similar size, organization structure, product cycle, and industry; and

        o Create long-term incentives which are tied to Hycor's long-term growth, financial success, and stockholder value.

        In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payments.

        Section 162(m) of the Internal Revenue Code limits Hycor's tax deduction to $1 million in any taxable year for compensation paid to individual executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. While the compensation program provides pay levels unlikely to reach or exceed the limit for any of the executive officers, the Committee believes a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws.

        Base Salaries. The base compensation levels were established to compensate the executive officers for the functions they perform. The salary levels are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined to be relevant by the Committee, which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) competitive base pay levels for similar functions, and
(iv) Hycor's overall performance during the year. The weight given such factors by the Committee may vary from individual to individual. With respect to base salaries, the Committee generally intends to target base salary levels at the median for medical device and biotechnology organizations comparable in size and structure. Salary increases awarded in 1999 to executive officers, excluding the Chief Executive Officer, averaged 5%.

        Annual Incentive Compensation Program. Awards may be earned under Hycor's Annual Executive Incentive Plan (the "Annual Incentive Plan"). The objective of the Annual Incentive Plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of stock price over time. Targeted awards for the executive officers of Hycor, including the Chief Executive Officer, under the Annual Incentive Plan are 20% of earned salary. Minimum objectives of sales and pretax earnings must be achieved before any awards are earned. Awards in any single year cannot exceed 150% of the target award opportunity. Bonus awards of 15% of earned salary were made for fiscal 1999.

        Long-Term Incentive Program. The long-term incentive program for senior management consists of a stock-based compensation plan, the 1992 Incentive Stock Plan (the "Plan"). The Committee believes that by providing those persons who have substantial responsibility for the management and growth of Hycor with an opportunity to increase their ownership of Hycor stock, the interests of the stockholders and executives will be closely aligned. The Committee, which administers the Plans, may make grants under the Plans based on a number of factors, including (i) the executive officer's position in Hycor, (ii) the executive officer's performance and responsibilities, (iii) the extent to which the executive officer already holds an equity stake in Hycor, (iv) equity participation levels of comparable executives at other companies in the compensation peer group, and (v) individual contribution to the success of Hycor's financial performance. Generally, stock options are granted each year at 100% of current fair market value of Hycor's stock. Stock options have a ten-year term and typically become exercisable over a four-year period, as determined by the Committee. No options were granted in 1999.

        Chief Executive Officer Compensation. J. David Tholen was employed in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July. His salary was not increased at that time but was increased in January 1999 to $210,000. Mr. Tholen's salary is determined on the same factors discussed above for the executive officers. During 1999 Mr. Tholen received a bonus of $31,503 which was 75% of the target award opportunity. The goal for the bonus program in 1999 was to return Hycor to profitability. Mr. Tholen does not participate in or otherwise influence deliberation of the Committee relating to his compensation.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS


Samuel D. Anderson              David A. Thompson                James R. Phelps
                                   (Chairman)

                          STOCK PRICE PERFORMANCE GRAPH

         Set forth below is a graph comparing cumulative total stockholder return on Hycor's Common Stock, the NASDAQ US Index, and the NASDAQ Pharmaceutical Index for the period commencing December 31, 1994 and ended December 31, 1999. The graph assumes that the value of the investment in Hycor's Common Stock and each index as $100 at December 31, 1994, and that all dividends were reinvested.

        The stockholder return shown on the following graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                              [PERFORMANCE GRAPH]

                            Cumulative Total Return

                            12/94      12/95      12/96      12/97      12/98     12/99
                            -----      -----      -----      -----      -----     -----
Hycor                        100        109         75         39         27        44
Nasdaq US                    100        141        174        213        300       542
Nasdaq Pharmaceutical        100        183        184        190        242       452

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Hycor's directors and executive officers, and persons who own more than 10% of a registered class of Hycor's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hycor. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Hycor with copies of all
Section 16(a) forms they file.

        To Hycor's knowledge, based solely on review of the copies of such reports furnished to Hycor and written representations that no other reports were required during the fiscal year ended December 31, 1999, Hycor's officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as Hycor's independent auditors for the fiscal year ended December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. Auditors for the current fiscal year will be selected by the Board of Directors in June 2000.

                             STOCKHOLDER NOMINATIONS

        The Nominating Committee will consider proposals for nominees for the Board of Directors suggested by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary at Hycor and must be received not less than 120 calendar days in advance of the date of Hycor's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. The stockholder should specify the name of each proposed nominee and should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A person to be considered for nomination to the Board of Directors should, among other things, have the ability to exercise sound business judgment, have had such broad personal and professional experience as to enable him or her to make productive contributions to the deliberation of the Board of Directors, and be a recognized leader in his or her profession.

                              STOCKHOLDER PROPOSALS

        Stockholders who intend to submit proposals to Hycor's stockholders at the 2001 Annual Meeting must submit such proposals to Hycor no later than December 20, 2000, and must otherwise comply with the applicable requirements of the Securities Exchange Community to be considered for inclusion in the proxy statement and proxy for the 2001 Annual Meeting.

        With respect to any proposal that a stockholder of Hycor presents at the Annual Meeting of Stockholders to be held in the year 2001, that is not submitted for inclusion in Hycor's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proxy for that meeting will confer discretionary voting authority to vote on such stockholder proposal unless Hycor is notified of any such proposal before March 1, 2001 and the proponent complies with the other requirements of Rule 14a-4. Stockholder proposals should be submitted to Hycor Biomedical Inc., 7272 Chapman Avenue, Garden Grove, California 92841, Attention: Corporate Secretary.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of proxy will vote on such matter in accordance with their best judgment.


                                                 Reginald P. Jones
                                                 Secretary


April 25, 2000

                                                                       EXHIBIT A

                              HYCOR BIOMEDICAL INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Hycor Biomedical Inc.

        1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

        2. DEFINITIONS.

           (a) "BOARD" shall mean the Board of Directors of the Company.

           (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "COMMITTEE" shall have the meaning set forth in Section 13(a) of the Plan.

           (d) "COMMON STOCK" shall mean the common stock of the Company.

           (e) "COMPANY" shall mean Hycor Biomedical Inc.

           (f) "COMPENSATION" shall mean gross earnings exclusive of bonus compensation, unless the Committee exercises its discretion to permit inclusion of bonus compensation on a uniform and nondiscriminatory basis according to terms and conditions dictated by the Committee.

           (g) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

           (h) "EMPLOYEE" shall mean any individual whom the Company classifies as a regular or part-time employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code and whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

           (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

           (j) "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

           (k) "EXERCISE DATE" shall mean the last day of each Offering Period.

           (l) "FAIR MARKET VALUE" shall mean the value of one (1) share of Common Stock, determined as follows:

               (1) If the shares are traded on a nationally recognized exchange or the National Market System (the "NMS") of The Nasdaq Stock Market ("NASDAQ"), the closing price as reported for composite transactions on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest ask prices on such exchange or the NMS at the end of the day on such date;

               (2) If the shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

               (3) If neither (1) nor (2) applies, the fair market value as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

           (m) "OFFERING PERIOD" shall mean the following periods of approximately three (3) months, commencing on the first Trading Day on or after the first day listed here during which an option granted pursuant to the Plan may be exercised: January 1 to March 31; April 1 to June 30; July 1 to September 30; and October 1 to December 31. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

           (n) "PLAN" shall mean this Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan.

           (o) "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

           (p) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

           (q) "RULE 16B-3" shall have the meaning set forth in Section 13(b) of the Plan.

           (r) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

           (s) "TRADING DAY" shall mean a day on which national stock exchanges and the NASDAQ are open for trading.

        3. ELIGIBILITY.

           (a) Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan; subject to the Committee's discretion to condition participation in the Plan on the completion of up to two years of employment with the Company or a Subsidiary, with said discretion to be applied on a uniform and nondiscriminatory basis.

           (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent such option permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year, or on such other date as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings.

        5. PARTICIPATION.

           (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's personnel office prior to the applicable Enrollment Date.

           (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated as provided in Section 10 hereof.

        6. PAYROLL DEDUCTIONS.

           (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

           (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

           (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

           (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

           (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's Federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

        7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire at the end of the day on the last day of the Offering Period.

        8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

        10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

           (a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account during such Offering Period will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws during any Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

           (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the then current Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

           (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

        12. STOCK.

           (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

           (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

           (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

        13. ADMINISTRATION.

           (a) ADMINISTRATIVE BODY. The Plan shall be administered by the Board or a committee of at least two members of the Board appointed by the Board (the "Committee"). The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Board may, however, act in lieu of the Committee on any matter within the Committee's discretion or power.

           (b) RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision ("Rule 16b-3"), provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

        14. DESIGNATION OF BENEFICIARY.

           (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

           (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 18 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17. STATEMENTS OF ACCOUNT. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

           (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

           (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee.

           (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in which the Company is not the surviving entity, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case with the assumed or new option containing such terms and provisions as shall be required substantially to preserve the rights and benefits of all options held by participating Employees during the then current Offering Period, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board or the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted or assumed by a successor corporation shall be deemed to substantially preserve the rights and benefits of options held by participants if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19. AMENDMENT OR TERMINATION.

           (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

           (b) Without stockholder consent and without regard to whether any participant's rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods (subject to the provisions of the second sentence of Section 4), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

        20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors, subject to its approval by the stockholders of the Company within twelve months. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof. The Plan was adopted by the Board effective February 25, 2000.

        23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 from time to time to qualify for the maximum exemption from Section 16 the Exchange Act with respect to Plan transactions.

                                    EXHIBIT A

                              HYCOR BIOMEDICAL INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT


____ Original Application                                 Enrollment Date:______
____ Change of Beneficiary(ies)

1.    _____________________________________ hereby elects to participate in the
      Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement may be subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):
      ____________________________________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1)the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary to receive all payments and shares due me under the Employee Stock Purchase Plan:


      NAME:
                                   --------------------------------------------
                                        (First)      (Middle)     (Last)

      Relationship:
                                   --------------------------------------------


      Address:
                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------


      Employee's Social
      Security Number:
                                   --------------------------------------------


      Employee's Address:
                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:                             ---------------------------------------------
      -----------------------      Signature of Employee


                                   --------------------------------------------
                                   Spouse's Signature
                                   (If beneficiary other than spouse)

                                                                       EXHIBIT B

                              HYCOR BIOMEDICAL INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the Hycor Biomedical Inc. 2000 Employee Stock Purchase Plan which began on ___________, 20__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the participation in the Employee Stock Purchase Plan for the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                        Name and Address of Participant:

                        --------------------------------

                        --------------------------------

                        --------------------------------


                        Signature:

                        --------------------------------

                        Date:
                               -------------------------

PROXY                        HYCOR BIOMEDICAL INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE JUNE 14, 2000 ANNUAL MEETING OF STOCKHOLDERS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby appoints J. DAVID THOLEN and REGINALD JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 14, 2000, at 9 a.m., local time, at the Company's offices located at 7272 Chapman Avenue, Garden Grove, California 92841, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. SAID PROXIES ARE DIRECTED TO VOTE ON THE MATTERS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS FOLLOWS, AND OTHERWISE ARE DIRECTED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1.  ELECTION OF DIRECTORS    [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
                              (except as marked to the contrary below)      to vote for all nominees listed
                                                                            below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    Samuel D. Anderson, David S. Gordon, Reginald P. Jones, James R. Phelps,
           Richard E. Schmidt, J. David Tholen and David A. Thompson.

    2.  TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

                       [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

    3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      (Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE NAMED IN PROPOSAL 1, "FOR" THE 2000 EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                       Date: , 2000

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                       Please date this proxy
                                                       and sign exactly as your
                                                       name or names appear
                                                       hereon. When more than
                                                       one owner is shown above,
                                                       each should sign. When
                                                       signing in a fiduciary or
                                                       representative capacity,
                                                       please give full title.
                                                       If this proxy is
                                                       submitted by a
                                                       corporation, it should be
                                                       executed in the full
                                                       corporate name by a duly
                                                       authorized officer. If
                                                       this proxy is submitted
                                                       by a partnership, it
                                                       should be executed in the
                                                       partnership name by an
                                                       authorized person.